Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

The undersigned officers of Crossroads Systems, Inc., a Delaware corporation (the “Company”), do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(i) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended April 30, 2005 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rob Sims
Rob Sims
President and Chief Executive Officer
June 14, 2005

/s/ Valerie Savage
Valerie Savage
Vice President and Chief Financial Officer
June 14, 2005

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.